Exhibit 99.1

RadNet Proposed Refinancing Transaction

LOS ANGELES, March 6, 2014 (GLOBE NEWSWIRE) -- RadNet, Inc. (Nasdaq: RNDT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 250 owned and/or operated outpatient imaging centers, previously announced that it intends to pursue a refinancing of its 10 3/8% Senior Unsecured Notes due 2018. The proposed refinancing may include a tender offer for, or redemption of, its senior unsecured notes, which would be replaced by new senior secured second lien term loan debt and additional indebtedness under its senior secured first lien credit facility.

In connection with the marketing of the proposed refinancing transaction, RadNet releases the following reconciliation of trailing 12 month Adjusted EBITDA(1) as of December 31, 2013 (as previously reported) to trailing 12 month Pro Forma Adjusted EBITDA(1), which incorporates certain adjustments to previously reported Adjusted EBITDA(1) related to events that have taken place within the last twelve months.

($ in Thousands)
Trailing 12 Month Adjusted EBITDA(1) As Reported(a)	112,843
Plus Pro Forma Addback for Acquisitions Completed in the Last 12 Months	1,760
Plus Pro Forma Addback for the Buyout of Operating Leases Completed in the Last 12 Months	5,069
Trailing 12 Month Pro Forma Adjusted EBITDA	$119,672

(1) Neither Adjusted EBITDA or Pro Forma Adjusted EBITDA are reported in accordance with generally applicable accounting principles in the United States ("GAAP"), and are considered as "non-GAAP financial measures" pursuant to Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events that have taken place during the period.

Adjusted EBITDA and Pro Forma Adjusted EBITDA are reconciled to their nearest comparable GAAP financial measure, net income attributable to RadNet, Inc. common stockholders. Adjusted EBITDA and Pro Forma Adjusted EBITDA are used as analytical indicators by RadNet management and the healthcare industry to assess business performance, and are measures of leverage capacity and ability to service debt. Neither Adjusted EBITDA or Pro Forma Adjusted EBITDA should be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA or Pro Forma Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measurements determined in accordance with GAAP and are therefore susceptible to varying methods of calculation, these metrics, as presented, may not be comparable to other similarly titled measures of other companies.

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(a) For the Twelve Month Period Ended December 31, 2013, the following is a reconciliation of GAAP Net Income Attributable to RadNet, Inc. Common Stockholders to Adjusted EBITDA

($ in Thousands)
Twelve Months Ended December 31, 2013
Net Income Attributable to RadNet, Inc. Common Stockholders	$2,120
Plus Provision for Income Taxes	3,510
Plus Other Expenses	228
Plus Interest Expense	45,791
Plus Severence Costs	806
Plus Loss on Sale of Imaging Centers	1,032
Plus Depreciation and Amortization	(2,108)
Plus Loss (Gain) on Deconsolidation of Joint Venture	58,890
Plus Non Cash Employee Stock Compensation	–
Adjusted EBITDA(1)	$112,843

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 250 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the new senior secured credit facilities proposal. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in RadNet, Inc.'s filings with the Securities and Exchange Commission (the "SEC"). Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, RadNet, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If RadNet, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to RadNet, Inc.'s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Contact:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

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